Exhibit 4.16
BYLAWS
OF
SILVAGAS CORPORATION
OCTOBER 31, 2008

BYLAWS
OF
SILVAGAS CORPORATION
ARTICLE ONE
Offices
     1.1 Registered Office and Agent. The Corporation shall at all times maintain a registered office in the State of Delaware and shall have not more than one (1) registered agent whose business office is identical with such registered office.
     1.2 Other Offices. The Corporation may have offices at such place or places, within or outside the State of Delaware, as the Board of Directors may from time to time appoint or the business of the Corporation may require or make desirable.
ARTICLE TWO
Stockholders’ Meetings
     2.1 Place of Meetings. Meetings of the stockholders may be held at any place within or outside the State of Delaware as set forth in the notice thereof or in the event of a meeting held pursuant to waiver of notice, as may be set forth in the waiver, or if no place is so specified, at the principal office of the Corporation.
     2.2 Annual Meetings. The annual meeting of stockholders shall be held on such date as shall be designated by the Board of Directors for the purpose of electing directors and transacting any and all business that may properly come before the meeting. At the annual meeting of stockholders, the order of business shall be as determined by the Chairman of the meeting.
     2.3 Special Meetings. Special meetings of the stockholders shall be held at the principal office of the Corporation or at such other place as may be designated in the notice of said meetings upon call of the Board of Directors, the Chairman of the Board of Directors, any Vice Chairman of the Board of Directors, the President, the Secretary or at the request in writing of two or more directors or of stockholders owning at least twenty-five percent (25%) of the issued and outstanding capital stock of the Corporation entitled to vote thereat.
     2.4 Notice of Meetings. Unless waived as contemplated in Section 5.2 or by attendance at the meeting, either in person or by proxy, for any purpose other than to state, at the beginning of the meeting, an objection or objections to the transaction of business, a written or printed notice of each stockholders’ meeting stating the place, day and hour of the meeting shall be delivered not less than ten (10) days nor more than sixty (60) days before the date thereof, either personally or by mail, by or at the direction of the President or Secretary or other person calling the meeting, to each stockholder of record entitled to vote at such meeting. In the case of an annual meeting, the notice of the meeting need not state the purpose or purposes of the meeting unless the purpose or purposes constitute a matter which the Delaware General Corporation Law (the “DGCL”) requires to be stated in the notice of the meeting. In the case of a special meeting, the notice of meeting shall state the purpose or purposes for which the meeting is called. When a meeting is adjourned to another time or place, unless after the adjournment the Board fixes a new record date for the adjourned meeting as may be required pursuant to Section 2.10 hereof, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken.
     2.5 Quorum. At all meetings of the stockholders, the presence, in person or by proxy, of the holders of more than fifty (50%) of the shares outstanding and entitled to vote shall constitute a quorum. A stockholder who makes a special appearance for purposes of objecting to lack of notice or defective notice or objecting to holding the meeting or transacting the business at the meeting shall not be counted for purposes of determining a quorum. If a quorum is not present to organize a meeting, the meeting may be adjourned pursuant to Section 2.10 hereof. The stockholders present at a meeting at which a quorum is present may continue to transact business for the remainder of the meeting and at any adjournment of the meeting, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, unless the meeting is adjourned under circumstances where a new record date is or must be set pursuant to Section 2.10 hereof.
     2.6 Voting of Shares. Except as otherwise provided by Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), or by agreement of the stockholders pursuant to Section 2.13 hereof, each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Voting on all matters shall be by voice vote or by show of hands unless any qualified voter, prior to the voting on any matter, demands vote by ballot, in which case each ballot shall state the name of the stockholder voting and the number of shares voted by him and if such ballot be cast by proxy, it shall also state the name of such proxy. If a quorum is present, action on a matter (other than the election of directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action unless these Bylaws, the Certificate of Incorporation or the DGCL requires a greater number of affirmative votes. Unless otherwise provided in the Certificate of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Stockholders do not have a right to cumulate their votes for directors unless the Certificate of Incorporation so provide.
     2.7 Proxies. A stockholder entitled to vote pursuant to Section 2.6 may vote in person or by proxy executed in writing by the stockholder or by his attorney in fact. A proxy shall not be valid after three years from the date of its execution, unless a longer period is expressly stated therein.
     2.8 Presiding Officer. The stockholders, by majority vote of those present, shall have the right to select a person to preside at any stockholders meeting. If the stockholders do not exercise such right, the Chairman or in his absence the Vice Chairman of the Board of Directors or in his absence an alternate chairman designated by a majority of the directors present shall preside. The Presiding Officer shall appoint such persons as he deems required to assist with the meeting.
     2.9 Corporation’s Acceptance or Rejection of Votes or Proxies. The Corporation is entitled to reject a vote, consent, waiver or proxy appointment if the Secretary or other officer or agent authorized to tabulate the votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the stockholder or about the faithfulness or completeness of the reproductions when the original has not been examined. The Corporation and its officer or agent who accepts or rejects a vote, consent, waiver or proxy appointment in good faith and in accordance with Section 212(c)(2) of the DGCL are not liable in damages to the stockholder for the consequences of the acceptance or rejection.
     2.10 Adjournments. Any meeting of the stockholders, whether or not a quorum is present, may be adjourned by the holders of a majority of the voting shares represented at the meeting to reconvene at a specific time and place. At any such reconvened meeting at which a quorum is represented or present, any business may be transacted which could have been transacted at the meeting which was adjourned. It shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the time and place of the reconvened meeting are announced at the meeting which was adjourned, except that if the meeting is adjourned to a date more than 120 days after the date of the original meeting or, if after adjournment a new record date is set, a notice of the adjourned meeting shall be given to each stockholder of record as of the new record date.
     2.11 Action of Stockholders Without a Meeting.
          (a) Any action which may be taken at a meeting of the stockholders may be taken without a meeting if one or more written approvals and consents, setting forth the action authorized, shall be signed and dated by each of the stockholders entitled to vote on such matter on the record date as determined in subsection 2.11(b). A written consent executed pursuant to the DGCL and these Bylaws shall have the same effect as a vote at a meeting of the holders of the shares represented on the executed consent(s) and may be described as such in any document.
          (b) Record Date and Effective Date. Unless otherwise set by the Board of Directors in accordance with Section 213 of the DGCL, the record date for determining stockholders entitled to take action without a meeting shall be the date the first stockholder signs the consent. No written consent shall be effective to take the corporate action referred to therein unless evidence of written consent(s) signed by stockholders sufficient to take such action is delivered to the Corporation for inclusion in the minutes or filing with the corporate records within sixty (60) days of the earliest date appearing on a consent. Unless the consent provides for a later effective date, a consent delivered to the Corporation shall be effective on the date of delivery of the last consent required to take action.
          (c) Revocation of Written Consent. A stockholder may revoke his written consent by delivering a writing to that effect to the Corporation that is received prior to receipt by the Corporation of unrevoked written consents sufficient in number to take corporate action.

     2.12 List of Stockholders. After fixing the record date for a meeting, the Secretary or other officer of the Corporation having charge of the stock ledger shall prepare an alphabetical list of the names of all stockholders who are entitled to notice of a stockholders’ meeting showing the number and class and series, if any, of voting shares held by each, and such list shall be kept open at the time and place of the meeting and during the whole time of said meeting shall be open to the examination of any stockholder. If the requirements of this section have not been substantially complied with, the meeting shall, on the reasonable demand of any stockholder in person or by proxy, be adjourned until the requirements are complied with. If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.
     2.13 Stockholders’ Agreements. In addition to those stockholders’ agreements authorized by Section 218 of the DGCL, the holders of all the outstanding and issued stock of the Corporation may enter into an agreement or agreements between themselves, and the Corporation also, if so elected, concerning the rights and privileges of the respective classes of stock (including but not limited to voting rights) and the transferability of the stock of the Corporation, and such agreement, where not otherwise contrary to law, shall be effective to establish the conditions of and methods of transferability of stock of the Corporation to the extent attempted by said agreement.
ARTICLE THREE
The Board of Directors
     3.1 General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors. In addition to the powers and authority expressly conferred upon it by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by any legal agreement among stockholders, by the Certificate of Incorporation or by lawfully adopted Bylaws, directed or required to be exercised or done by the stockholders.
     3.2 Number, Election and Term of Office. The number of directors shall at all times be a number which is no less than one (1) and no greater than fifteen (15), the exact number of directors within said range to be set by the Board of Directors from time to time. The minimum and maximum number of directors may be changed from time to time by the stockholders or if so authorized in the Certificate of Incorporation, by the Board of Directors. Except as provided in Section 3.4, the directors shall be elected by the affirmative vote of a plurality of the votes cast by the shares represented at the annual meeting. Each director, except in case of death, resignation, retirement, disqualification, or removal, shall serve until the next succeeding annual meeting and thereafter until his successor shall have been elected and qualified.
     3.3 Removal. Any director may be removed from office with or without cause by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors. Removal action may be taken at any stockholders’ meeting with respect to which notice of such purpose has been given, and a removed director’s successor may be elected at the same meeting to serve the unexpired term.
     3.4 Vacancies. Except for vacancies by reason of removal of a director in accordance with Section 3.3, a vacancy occurring in the Board of Directors may be filled for the unexpired term and until the stockholders have elected a successor by an affirmative vote of a majority of the directors remaining in office. Such vote shall be effective even if the remaining directors constitute less than a quorum of the Board of Directors.
     3.5 Compensation. Directors may receive such compensation for their services as directors as may from time to time be fixed by vote of the Board of Directors or the stockholders. A director may also serve the Corporation in a capacity other than that of director and receive compensation, as determined by the Board of Directors, for services rendered in that other capacity.
     3.6 Presiding Officer. The Board of Directors shall appoint from among its members a Chairman and, if there is more than one director, one or more Vice Chairmen of the Board. The Chairman shall preside at all meetings when present. The Vice Chairman shall perform the duties of the Chairman in the absence of the Chairman. If there be more than one Vice Chairman, then the Board of Directors shall designate the Vice Chairman who shall perform the duties of the Chairman in the absence of the Chairman at any such meeting.
     3.7 Executive and other Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate an executive committee and one or more other committees, each consisting of three or more directors, each of which committees may act by a majority of its members. Such executive committee shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation when the Board is not meeting; and each other committee shall have such powers of the Board and otherwise as are provided in the resolution establishing such committee. Provided, however, notwithstanding anything to the contrary herein, the executive committee and all other committees established by the Board shall have no power (1) to approve or adopt or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval; (2) or to adopt, amend, or repeal any bylaw of the Corporation. Unless otherwise specifically permitted by the Board of Directors, the rules promulgated by these Bylaws with respect to meetings of directors, notice, quorums, voting and other procedures at such meeting shall be applicable to meetings of the executive and any other committee established by the Board of Directors.
ARTICLE FOUR
Meetings of the Board of Directors
     4.1 Regular Meetings. Regular meetings of the Board of Directors shall be held immediately after the annual meeting of stockholders or any meeting held in lieu thereof. In addition, the Board of Directors may schedule other meetings to occur at regular intervals throughout the year.
     4.2 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President, or in his absence by the Secretary of the Corporation, or by any two (2) directors in office at that time.
     4.3 Place of Meetings. Directors may hold their meetings at any place within or outside the State of Delaware as the Board of Directors may from time to time establish for regular meetings or as is set forth in the notice of special meetings or, in the event of a meeting held pursuant to waiver of notice, as may be set forth in the waiver.
     4.4 Notice of Meetings. No notice shall be required for any regularly scheduled meeting of the directors of the Corporation. Unless waived as contemplated in Section 5.2, the Chief Executive Officer, President or Secretary of the Corporation or any director thereof shall give notice to each director of each special meeting stating the time and place of the meeting. Such notice shall be given by mailing a notice of the meeting at least ten (10) days before the date of the meeting, or by telephone, telegram, teletype, facsimile, cablegram, e-mail or other form of wire or wireless communication or personal delivery at least two (2) days before the date of the meeting. Notice shall be deemed to have been given by telegram or cablegram at the time notice is filed with the transmitting agency. Attendance by a director at a meeting shall constitute waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the meeting is not lawfully called.
     4.5 Quorum. At meetings of the Board of Directors, the presence of at least one-half (1/2) of the directors then in office shall be necessary to constitute a quorum for the transaction of business at such meeting.
     4.6 Vote Required for Action. Except as otherwise provided in the DGCL, the Certificate of Incorporation or these Bylaws, the act of a majority of the directors present at a meeting at which a quorum is present at the time shall be the act of the Board of Directors provided, however, that if there is only one director, the act of such sole director shall be the act of the Board of Directors. Adoption, amendment and repeal of these Bylaws is provided for in Article Ten of these Bylaws. Vacancies in the Board of Directors may be filled as provided in Section 3.4 of these Bylaws.
     4.7 Dissent or Abstention. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action unless (i) he objects at the beginning of the meeting (or promptly upon his arrival) to holding the meeting or transacting business at the meeting; (ii) his dissent or abstention from the action taken is entered in the minutes of the meeting; or (iii) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Secretary or other officer of the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

     4.8 Action by Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent thereto shall be signed by all the directors and such written consent is delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Such consent shall have the same force and effect as a unanimous vote of the Board of Directors and may be evidenced by one or more written consents describing the action taken.
     4.9 Adjournments. A meeting of the Board of Directors, whether or not a quorum is present, may be adjourned by a majority of the directors present to reconvene at a specific time and place. It shall not be necessary to give notice of the reconvened meeting or of the business to be transacted, other than by announcement at the meeting which was adjourned. At any such reconvened meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting which was adjourned.
     4.10 Telephone Conference Calls. Unless otherwise prohibited by the Certificate of Incorporation, members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of such Board or committee by conference telephone or similar communications equipment by means of which all directors participating in the meeting may simultaneously hear each other during the meeting, and participation in a meeting pursuant to this Section 4.10 shall constitute presence in person at such meeting.
ARTICLE FIVE
Notice and Waiver
     5.1 Procedure. Whenever these Bylaws require notice to be given to any stockholder or director, the notice shall be given as prescribed in the DGCL and Sections 2.4 or 4.4 hereof for any stockholder or director, respectively. Whenever notice is given to a stockholder or director by mail, the notice shall be sent first class mail by depositing the same in a post office or letter box in a postage prepaid sealed envelope addressed to the stockholder or director at his address as it appears on the books of the Corporation, and such notice shall be deemed to have been given at the time the same is deposited in the United States mail.
     5.2 Waiver. Whenever any notice is required to be given to any stockholder or director by law, by the Certificate of Incorporation or by these Bylaws, a waiver thereof in writing signed by the director or stockholder entitled to such notice or by the proxy of such stockholder, whether before or after the meeting to which the waiver pertains, shall be deemed equivalent thereto.
ARTICLE SIX
Officers

     6.1 Number. The Executive Officers of the Corporation may consist of the Chairman and one or more Vice Chairmen of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer as designated by the Board of Directors. The Board of Directors shall from time to time create and establish the duties of such other officers and elect or provide for the appointment of such other officers as it deems necessary for the efficient management of the Corporation, but the Corporation shall not be required to have at any time any officers other than a President and a Secretary. Any two or more offices may be held by the same person except the offices of President and Secretary.
     6.2 Election and Term. All Executive Officers shall be elected by the Board of Directors and shall serve at the will of the Board of Directors and until their successors have been elected and have qualified or until their earlier death, resignation, removal, retirement or disqualification.
     6.3 Compensation. The compensation of all Executive Officers of the Corporation shall be fixed by the Board of Directors.
     6.4 Removal. The Board of Directors may remove any officer at any time with or without cause.
     6.5 Chief Executive Officer. The Board of Directors shall assign the function of Chief Executive Officer to the Chairman, one of the Vice Chairmen or the President. The Chief Executive Officer shall be subject to the control of the Board of Directors and shall have general control and supervision of the policies of the Corporation.
     6.6 President. The President, shall, subject to the control of the Board of Directors and of the Chief Executive Officer, have general control and supervision of the operations of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In particular he shall:
     (a) manage and administer the Corporation’s business and affairs and perform all duties and exercise all powers usually pertaining to the office of President of a Corporation;
     (b) appoint and fix the duties of any and all employees and agents of the Corporation whose appointment is not otherwise provided for. He shall have authority to remove or suspend such employees or agents who shall not have been appointed by the Board of Directors or by a committee of the Board of Directors.
     (c) have general power and authority to sign and execute in the name and on behalf of the Corporation, any and all agreements, instruments and other documents.
     6.7 Vice President. The Vice President, or in the case of more than one, each Vice President, shall have power to sign and execute, in the name and on behalf of the Corporation, any and all agreements, instruments and other documents.

     6.8 Secretary. The Secretary shall keep accurate records of the acts and proceedings of all meetings of stockholders, directors and committees of directors. He shall have authority to give all notices required by law, the Certificate of Incorporation or these Bylaws. He shall be custodian of the corporate books, records, contracts and other documents. The Secretary may affix the corporate seal to any lawfully executed documents requiring it and shall sign such instruments as may require his signature. The Secretary shall perform whatever additional duties and have whatever additional powers the Board of Directors may from time to time assign him.
     6.9 Treasurer. The Treasurer shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors. The Treasurer shall keep full and true accounts of all receipts and disbursements and shall make such reports of the same to the Board of Directors and President upon request. The Treasurer shall perform all duties as may be assigned to him from time to time by the Board of Directors.
     6.10 Assistant Secretary and Assistant Treasurer. The Assistant Secretary and Assistant Treasurer shall, in the absence or disability of the Secretary or the treasurer, respectively, perform the duties and exercise the powers of those offices, and they shall, in general, perform such other duties as shall be assigned to them by the Board of Directors or by the person appointing them. Specifically, the Assistant Secretary may affix the corporate seal to all necessary documents and attest the signature of any officer of the Corporation.
     6.11 Additional Powers and Duties. In addition to the foregoing especially enumerated powers and duties, the several officers of the Corporation shall have such other powers and duties as are provided for them in these Bylaws or as may, from time to time, be prescribed by the Board of Directors or the executive committee or the President.
ARTICLE SEVEN
Shares
     7.1 Authorization and Issuance of Shares. The classes of shares and the maximum number of shares of any class of the Corporation which may be issued and outstanding shall be as set forth from time to time in the Certificate of Incorporation of the Corporation. The Board of Directors may increase or decrease the number of issued and outstanding shares of the Corporation within the maximum amounts authorized by the Certificate of Incorporation.
     7.2 Stock Certificates. Interest of each stockholder shall be evidenced by a certificate or certificates representing shares of the Corporation which shall be in such form as the Board of Directors may from time to time adopt in accordance with Delaware law. Stock certificates shall be consecutively numbered, shall be in registered form, and shall indicate the date of issue and all such information shall be entered on the Corporation’s books. Each certificate shall be signed either manually or in facsimile by the President or a Vice President and the Secretary or an Assistant Secretary. In case any officer or officers who shall have signed or whose facsimile signature shall have been placed upon a share certificate shall have ceased for any reason to be such officer or officers of the Corporation before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if the person or persons who signed such certificate or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers.
     7.3 Rights of Corporation with Respect to Record Owners. Prior to due presentation for transfer its shares, the Corporation may treat the record owner of the shares as the person exclusively entitled to vote such shares, to receive any dividend or other distribution with respect to such shares, and for all other purposes, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.
     7.4 Transfers of Shares. Transfers of shares shall be made upon the transfer books of the Corporation, kept at the office of the Corporation of the transfer agent designated to transfer the shares, only upon direction of the person named in the certificate, or by an attorney lawfully constituted in writing before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen, or destroyed, the provisions of Section 7.5 of these Bylaws shall have been complied with.
     7.5 Lost, Stolen or Destroyed Certificates. Any person claiming a stock certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.
     7.6 Fixing of Record Date. The Board of Directors may fix an advance date as the record date in order to determine the stockholders entitled to a distribution, to notice of a stockholders’ meeting, to demand a special meeting, to vote or to take any other action.
     7.7 Record Date if None Fixed. If no record date is fixed, as provided in Section 7.6 of these Bylaws, then the record date for shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

ARTICLE EIGHT
Indemnification and Interested Parties
     8.1 Indemnification.
          (a) The Corporation shall indemnify any director, officer, employee or agent to the fullest extent permitted by Section 145 of the DGCL; provided, however, indemnification shall only be made upon compliance with the requirements of such statutory provisions and only in those circumstances in which indemnification is authorized under those provisions.
          (b) The Corporation may purchase and maintain insurance on behalf of those persons for whom it is entitled to purchase and maintain insurance against any liability asserted against such persons and incurred by such persons in any of the capacities specified in, or arising out of, such persons’ status as described in Section 145(g) of the DGCL, whether or not the Corporation would have the power to indemnify such persons against such liability under the DGCL.
          (c) The Corporation may pay the expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in the DGCL. The Secretary of the Corporation shall promptly upon receipt of such undertaking, advise the Board of Directors in writing that such director or officer has requested an advance of expenses.
          (d) The indemnification and advancement of expenses provided by or granted pursuant to this Section 8.1 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person.
     8.2 Interested Directors and Officers.
          (a) No contract or transaction between a corporation and 1 or more of its directors or officers, or between a corporation and any other corporation, partnership, association, or other organization in which 1 or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if:
(1)	The material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(2)	The material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3)	The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee or the stockholders.
          (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction
ARTICLE NINE
Miscellaneous
     9.1 Inspection of Books and Records. The Board of Directors shall have power to determine which accounts, books and records of the Corporation shall be opened to the inspection of stockholders, except such as may by law be specifically open to inspection, and shall have power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts, books and records which by law or by determination of the Board of Directors shall be open to inspection.
     9.2 Fiscal Year. The Board of Directors is authorized to fix the fiscal year of the Corporation and to change the same from time to time as it deems appropriate, but unless otherwise so determined the fiscal year shall begin on the first day of January in each year and shall end on the last day of December in the same year.
     9.3 Seal. The seal of the Corporation shall consist of an impression bearing the name of the Corporation around the perimeter and word “Seal” in the center thereof. In lieu thereof, the Corporation may use an impression or writing bearing the words “CORPORATE SEAL”, which shall also be deemed the seal of the Corporation.
ARTICLE TEN
Amendments
     10.1 Power to Amend Bylaws. The Board of Directors shall have power to alter, amend or repeal these Bylaws or adopt new bylaws, but any bylaws adopted by the Board of Directors may be altered, amended or repealed, and new bylaws adopted, by the stockholders.

The stockholders may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors.
     10.2 Conditions. Action taken by the stockholders with respect to Bylaws shall be taken by an affirmative vote of a majority of all shares entitled to elect directors, and action by the Board of Directors with respect to Bylaws shall be taken by an affirmative vote of a majority of all directors then holding office.
     I hereby certify that the foregoing Bylaws were duly adopted by the Board of Directors of the Corporation as of October 31, 2008

/s/ Milton C. Farris
Milton C. Farris
Chairman